LABONTE & CO.
C H A R T E R E D A C C O U N T A N T S


                                                  1205 - 1095 West Pender Street
                                                           Vancouver, BC  Canada
                                                                         V6E 2M6
                                                   Telephone      (604) 682-2778
                                                   Facsimile      (604) 689-2778
                                                Email:         rjl@labonteco.com


April 24, 2002



U.S. Securities & Exchange Commission
450 Fifth Street NW
Washington, DC 20549


Re:      Urbana.ca, Inc. - Form 8-K/A

Dear Sirs,

We have read and agree with the disclosures made by the Company in their filing on Form 8-K/A dated April 24, 2002.

Please contact us if you should need any further information.

Yours truly,

"LaBonte & Co."

LABONTE & CO.
Chartered Accountants